Exhibit 99.1

Galena Biopharma Board of Directors Appoints Stephen F. Ghiglieri as Interim Chief Executive Officer

San Ramon, California, February 21, 2017— Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company developing hematology and oncology therapeutics that address unmet medical needs, today announced that the Company’s Board of Directors appointed Stephen F. Ghiglieri as Interim Chief Executive Officer, effective today. Mr. Ghiglieri will also continue to serve as the Company’s Chief Financial Officer.

“On behalf of the entire Board of Directors, we are pleased to appoint Stephen as our Interim CEO,” said, Sanford J. Hillsberg, Galena’s Chairman of the Board of Directors. “We believe his prior public company experience and oversight will prove valuable to Galena as we evaluate strategic alternatives for the company focused on maximizing stockholder value.”

“Over the course of my career, I have been involved with various companies that have gone through transitions and believe that my experience will be beneficial to all of our stakeholders as we seek an optimal outcome for Galena. I look forward to working with our Board of Directors and management team to ensure the company continues to execute as we identify opportunities to enhance our value,” added Mr. Ghiglieri.

Mr. Ghiglieri, joined Galena Biopharma in November 2016 after previously consulting for the company. He has more than 30 years in senior level finance and operational roles at both biotechnology and technology companies. Prior to Galena, Mr. Ghiglieri served as CFO of MedData Inc., a private equity backed healthcare services company that was sold to Mednax, a publicly traded national medical group. Previously, he spent nearly 10 years at NeurogesX, ending his tenure as the Company’s Executive Vice President, Chief Operating Officer and CFO. Prior to that he served as the CFO of Hansen Medical, Inc., a medical device company. He also held senior level finance positions at two other healthcare companies: Oacis Healthcare Systems, Inc., and Oclassen Pharmaceuticals, Inc. Additionally, he was the CFO and Corporate Secretary for two technology software companies: Avolent, Inc., and Andromedia, Inc. Mr. Ghiglieri began his career as an audit manager of PricewaterhouseCoopers, LLP. He received a Bachelor of Science in Business Administration from California State University, Hayward where he graduated Magna Cum Laude. Mr. Ghiglieri is also a Certified Public Accountant (inactive).

About Galena Biopharma

Galena Biopharma, Inc. is a biopharmaceutical company developing hematology and oncology therapeutics that address unmet medical needs. Galena’s pipeline consists of multiple mid-to-late-stage clinical assets led by its hematology asset, GALE-401, and its novel cancer immunotherapy programs including NeuVax™ (nelipepimut-S) and GALE-301/GALE-302. For more information, visit www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the progress of the strategic alternatives evaluation, development of Galena’s product candidates, patient enrollment in our clinical trials, as well as other statements related to the progress and timing of our development activities, Galena’s current and prospective financial condition, liquidity and access to capital, present or future licensing, collaborative or financing arrangements, expected outcomes with regulatory agencies, and projected market opportunities for product candidates or that otherwise relate to future periods. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s Annual Report on Form 10-K for the year ended December 31, 2015, most recent Quarterly Reports on Form 10-Q, current reports on Form 8-K and and on the prospectus supplement to the registration statement related to the public offering filed with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

NeuVax is a trademark of Galena Biopharma, Inc.

Contact:

Remy Bernarda
SVP, Investor Relations & Corporate Communications
(925) 498-7709
ir@galenabiopharma.com

Source: Galena Biopharma, Inc.